EXECUTION COPY

TWELFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This TWELFTH AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT, dated as of October 30, 2017 (this “Amendment”), is entered into by and among CIBC BANK USA (in its individual capacity, “CIBC”), as administrative agent for the lenders (the “Lenders”) party to the Loan Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent”), the Lenders, and each of WESTMORELAND COAL COMPANY, a Delaware corporation (“Westmoreland Parent”), WESTMORELAND ENERGY LLC, a Delaware limited liability company (“Westmoreland Energy”), WESTMORELAND – NORTH CAROLINA POWER, L.L.C., a Virginia limited liability company (“Westmoreland NC”), WEI-ROANOKE VALLEY, INC., a Delaware corporation (“WEI”), WESTMORELAND – ROANOKE VALLEY, L.P., a Delaware limited partnership (“Westmoreland Roanoke”), WESTMORELAND PARTNERS, a Virginia general partnership (“Westmoreland Partners”), WESTMORELAND RESOURCES, INC., a Delaware corporation (“Westmoreland Resources”), WESTMORELAND COAL SALES COMPANY, INC., a Delaware corporation (“Coal Sales”), WRI PARTNERS, INC., a Delaware corporation (“WRI”), WCC LAND HOLDING COMPANY, INC., a Delaware corporation (“WCC”), WESTMORELAND CANADA LLC, a Delaware limited liability company (“WC LLC”), WESTMORELAND ENERGY SERVICES, INC., a Delaware corporation (“WES”), WESTMORELAND MINING LLC, a Delaware limited liability company (“WML”), WESTERN ENERGY COMPANY, a Montana corporation (“WECO”), TEXAS WESTMORELAND COAL CO., a Montana corporation (“TWCC”), WESTMORELAND SAVAGE CORPORATION, a Delaware corporation (“Savage”), DAKOTA WESTMORELAND CORPORATION, a Delaware corporation (“Dakota”), and BUCKINGHAM COAL COMPANY, LLC, an Ohio limited liability company (“Buckingham”) and HAYSTACK COAL COMPANY, a Delaware corporation (“Haystack; together with Westmoreland Parent, Westmoreland Energy, Westmoreland NC, WEI, Westmoreland Roanoke, Westmoreland Partners, Westmoreland Resources, Coal Sales, WRI, WCC, WC LLC, WES, WML, WECO, TWCC, Savage, Dakota and Buckingham, each individually a “US Borrower” and collectively, the “US Borrowers”), WESTMORELAND CANADIAN INVESTMENTS L.P., a limited partnership organized and existing under the laws of the Province of Quebec (“WC Investments”), WESTMORELAND CANADA HOLDINGS, INC., a corporation organized and existing under the laws of the Province of Alberta (“Westmoreland Canada”), and PRAIRIE MINES & ROYALTY ULC, an unlimited liability company organized under the laws of the Province of Alberta (“PMRL”; together with WC Investments, and Westmoreland Canada, each individually a “Canadian Borrower” and collectively, the “Canadian Borrowers”), and WCC HOLDING B.V., a B.V. organized and existing under the laws of the Netherlands (“WCC BV”; together with the US Borrowers and the Canadian Borrowers, collectively, the “Borrowers”).
W I T N E S S E T H:
WHEREAS, the Borrowers, the Administrative Agent and the Lenders entered into a certain Second Amended and Restated Loan and Security Agreement dated as of December 16, 2014, as amended by that certain Joinder and First Amendment to Second Amended and Restated Loan and Security Agreement dated March 26, 2015, that certain Consent and Second Amendment to Second

Amended and Restated Loan and Security Agreement dated as of May 29, 2015, that certain Third Amendment to Second Amended and Restated Loan and Security Agreement dated as of December 31, 2015, that certain Consent and Fourth Amendment to Second Amended and Restated Loan and Security Agreement dated as of January 29, 2016, that certain Fifth Amendment to Second Amended and Restated Loan and Security Agreement dated as of May 3, 2016, that certain Sixth Amendment to Second Amended and Restated Loan and Security Agreement dated as of June 28, 2016, that certain Seventh Amendment to Second Amended and Restated Loan and Security Agreement dated as of September 30, 2016, that certain Eighth Amendment to Second Amended and Restated Loan and Security Agreement dated as of October 12, 2016 and that certain Consent and Ninth Amendment to Second Amended and Restated Loan and Security Agreement dated as of March 13, 2017, that certain Tenth Amendment to Amended and Restated Loan and Security Agreement dated as of May 10, 2017 and that certain Eleventh Amendment to Amended and Restated Loan and Security Agreement dated as of July 31, 2017 (as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which the Borrowers established certain financing arrangements with the Lenders;
WHEREAS, pursuant to that certain Purchase and Sale Agreement (the “Coal Valley Purchase Agreement”) for the sale of the Coal Valley mine located near Edson, Alberta (the “Coal Valley Mine”);
WHEREAS, following a sale of the Coal Valley Mine, PMRL and the Lenders have contemplated that PMRL may continue to operate the Coal Valley Mine pursuant to a contract operator Mining Agreement (“Coal Valley Mining Agreement”); and
WHEREAS, the Borrowers have requested and the Lenders have agreed to amend certain financial covenant calculations in connection with the execution of the Coal Valley Purchase Agreement, subject to the Borrowers executing and delivering this Amendment to the Administrative Agent and the Lenders.
NOW, THEREFORE, for and in consideration of the premises and mutual agreements herein contained and for the purposes of setting forth the terms and conditions of this Amendment, the parties, intending to be bound, hereby agree as follows:
Section 1.Incorporation of the Loan Agreement. All capitalized terms which are not defined hereunder shall have the same meanings as set forth in the Loan Agreement, and the Loan Agreement, to the extent not inconsistent with this Amendment, is incorporated herein by this reference as though the same were set forth in its entirety. To the extent any terms and provisions of the Loan Agreement or the other Loan Documents are inconsistent with the amendments set forth in Section 2 below, such terms and provisions shall be deemed superseded hereby. Except as specifically set forth herein, the Loan Agreement and the other Loan Documents shall remain in full force and effect and its provisions shall be binding on the parties hereto.
Section 2.    Amendments to the Loan Agreement. Subject to the terms and conditions hereof, the Loan Agreement is amended as follows:

2

(a)    The definition of the term “Coal Valley Mine” is hereby added to Section 1.1 of the Loan Agreement to read as follows:
“Coal Valley Mine” shall mean the coal mine operated by PMRL located near Edson, Alberta.
(b)    Section 9.3 of the Loan Agreement is hereby amended to read as follows:
9.3    Financial Statements. Borrowers shall deliver to Administrative Agent the following financial information, all of which shall be prepared in accordance with GAAP consistently applied, and shall be accompanied by a compliance certificate in the form of Exhibit A hereto, which compliance certificate shall include a calculation of all financial covenants contained in this Agreement determined on a quarterly basis (i) no later than thirty (30) days after each calendar month, (a) copies of internally prepared financial statements, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of the Borrowers, certified by the Chief Financial Officer of Westmoreland Parent, (b) reconciliations of US, Canadian and Consolidated EBITDA to US, Canadian and Consolidated Net Income, and (c) a monthly forecast of all financial covenants of the next occurring quarter (it being understood and agreed that such monthly forecast covenant calculations are for informational purposes only and such financial covenants shall only be tested by the Lenders on a quarterly basis, as applicable, in accordance with Section 14.1); and (ii) no later than one hundred twenty (120) days after the end of each of the Borrowers’ Fiscal Years, audited annual consolidated and consolidating financial statements with an unqualified opinion by independent certified public accountants selected by the Borrowers and reasonably satisfactory to Administrative Agent, which consolidated and consolidating financial statements shall be accompanied by copies of any management letters sent to the Borrowers by such accountants.
(c)    Section 14.1 of the Loan Agreement is hereby amended and restated to read as follows:
“14.1    Fixed Charge Coverage.
14.1.1 US Consolidated Fixed Charge Coverage. Westmoreland Parent and its US Subsidiaries shall not permit the ratio of US EBITDA to US Fixed Charges for each period of four consecutive quarters to be less than 0.9:1.0 tested on the last day of each quarter. Notwithstanding the foregoing, (i) solely for the quarterly periods ended March 31, 2017, June 30, 2017, September 30, 2017,

3

December 31, 2017 and March 31, 2018, US Consolidated Fixed Charge Coverage will only be tested to the extent Excess Availability at such quarter end is less than $5,000,000, and (ii) US EBITDA may be increased by (a) the amount of Alternative Minimum Tax Credits, as defined by the U.S. Internal Code, received by the US Borrowers during any period of determination, not to exceed $3,000,000 in the aggregate, (b) the amount of unrestricted cash, free and clear of all liens, claims and encumbrances, which is transferred from BP Energy Company to Borrowers’ operating account on deposit with Administrative Agent relating to the ROVA power plant project in an amount not to exceed $10,000,000 in the aggregate at any time, which amount will be added to US EBITDA in the quarter in which such funds are received in the Borrowers’ operating account and (c) for the quarters ended December 31, 2017 and March 31, 2018, legal and advisory fees incurred by the US Borrowers in connection with the assessment of the consolidated entity’s debt structure, not to exceed $5,000,000 in the aggregate and allocated to the quarterly period in which such fee reduces US EBITDA.
14.1.2 Canadian Consolidated Fixed Charge Coverage. The Canadian Borrowers shall not permit the ratio of Canadian EBITDA to Canadian Fixed Charges for each period of four consecutive quarters to be less than 0.9:1.0 tested on the last day of each quarter. Notwithstanding the foregoing, solely for the quarterly periods ended March 31, 2017, June 30, 2017, September 30, 2017, December 31, 2017 and March 31, 2018, Canadian Consolidated Fixed Charge Coverage will only be tested to the extent Excess Availability under the Canadian Revolving Loan Commitment at such quarter end is less than $5,000,000. Further, (i) Canadian EBITDA may be increased by the amount of the payments received by PMRL from Capital Power L.P. in connection with amending the Genesee JV Agreement (the “Accelerated Receivable Payment”) in an amount of $52,595,000 to be allocated as an addition to Canadian EBITDA as follows: (a) up to $44,000,000 may be allocated to Canadian EBITDA during fiscal year 2017 across such calendar quarters as the Borrowers determine in their reasonable discretion and (b) all remaining amounts not allocated to Canadian EBITDA during fiscal year 2017 may be allocated to Canadian EBITDA during the first quarter of fiscal year 2018 and (ii) solely to the extent the Coal Valley Purchase Agreement has been executed or PMRL has noticed the Lenders that it has commenced the discontinuance of operations of the Coal Valley Mine, for the twelve (12) month period ended September 30, 2017, the amount of Canadian EBITDA attributable to the operation of the Coal Valley Mine during such period shall be disregarded for purposes of determining Canadian EBITDA, in the

4

aggregate not to exceed $19,000,000 in total adjustment, allocated to the quarterly period in which such Canadian EBITDA is attributable.
In addition to the foregoing, solely to the extent the Coal Valley Purchase Agreement has been executed or PMRL has noticed the Lenders that it has commenced the discontinuance of operations of the Coal Valley Mine, for the twelve (12) month period ended September 30, 2017, the amount of Canadian Capital Lease Payments incurred by the Canadian Borrowers attributable to the operation of the Coal Valley Mine shall be eliminated from the calculation of Canadian Fixed Charges.
Furthermore, unfinanced Capital Expenditures incurred by the Canadian Borrowers, beginning with the quarter ended December 31, 2017, which are required to be subtracted in the calculation of Canadian EBITDA, may be netted against deposits received not to exceed $17,600,000 in the aggregate and value of other reclamation collateral not to exceed $3,400,000 in the aggregate returned to the Canadian Borrowers (collectively, the “Returned Collateral”) in connection with execution of the Coal Valley Purchase Agreement or the consummation of the sale of the Coal Valley Mine, each allocated to the quarter in which such Capital Expenditures are incurred, in an amount not to exceed $21,000,000 in the aggregate. If such Returned Collateral is refunded then the Canadian Borrowers shall remove the amount netted against Capital Expenditures in the quarter such netting occurred, excepting any such refund made in conjunction with any release of other reclamation collateral to the Canadian Borrowers.
14.1.3 Consolidated Fixed Charge Coverage. Westmoreland Parent, its US Subsidiaries and the Canadian Borrowers shall not permit the ratio of Consolidated EBITDA to Consolidated Fixed Charges for each period of four consecutive quarters to be less than 1.10:1.0 tested on the last day of each quarter beginning with the quarterly period ending June 30, 2016. Notwithstanding the foregoing, Consolidated EBITDA shall be adjusted to give effect to, without duplication, the respective agreed upon add backs to Canadian EBITDA, including the netted amount of unfinanced Capital Expenditures of the Canadian Borrowers, and US EBITDA, and as set forth in Section 14.1.1 and Section 14.1.2 above.
Section 3.    Effectiveness Conditions. The amendments and other agreements set forth herein shall be effective upon the satisfaction of all of the following conditions precedent, each to the satisfaction of the Administrative Agent in its sole discretion:

5

(a)    Receipt by the Administrative Agent from each of the Lenders, the Administrative Agent and Borrowers, of a counterpart of this Amendment signed on behalf of such party; and
(b)    Receipt by the Administrative Agent of an executed copy of the Coal Valley Purchase Agreement and the Coal Valley Mining Agreement or written notice from PMRL that it has commenced the discontinuance of operations of the Coal Valley Mine, which shall be in form and substance acceptable to the Administrative Agent.
Section 4.    Representations and Warranties; No Default.
(a)    The representations and warranties of the Borrowers set forth in Section 11 of the Loan Agreement shall be deemed made or remade, as applicable, by each Borrower as of the date hereof, and shall be true and correct in all material respects as of the date hereof, except to the extent that such representation or warranty expressly relates to a specified earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date.
(b)    Each Borrower represents and warrants to the Administrative Agent and the Lenders that:
(i)    The execution and delivery by such Borrower of this Amendment and the performance by it of the transactions herein contemplated (i) are and will be within its organizational powers, (ii) have been authorized by all necessary organizational action and (iii) are not and will not be in contravention of any order of any court or other agency of government, of law or any other indenture, agreement or contract to which such Borrower is a party or by which the property of such Borrower is bound, or be in violation of, result in a breach of, or constitute with due notice and/or lapse of time a default under any such indenture, agreement or contract, which contravention, violation or breach would reasonably be expected to have a Material Adverse Effect or result in the imposition of any lien, charge or encumbrance of any nature on any of the properties of such Borrower (other than Permitted Liens);
(ii)    No Default or Event of Default has occurred and is continuing; and
(iii)    To the knowledge of the Borrowers, as of the date first written here above, the Returned Collateral is not required to be refunded or returned to any third party following receipt except as a result of: certain casualty events at the Coal Valley Mine; PMRL is merged, sold, or dissolved; PMRL or Westmoreland Parent files a petition for bankruptcy; governmental, regulatory or court intervention prohibiting the consummation of the transaction for the sale of the Coal Valley Mine; a material breach of covenant, representation or warranty by PMRL; the inability of PMRL to assign a material contract; or the closing of the Coal Valley Purchase Agreement.
Section 5.    Affirmation. Except as specifically amended pursuant to the terms hereof, the Loan Agreement and the other Loan Documents (and all covenants, terms, conditions and

6

agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by the Borrowers. Each Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, there are no claims, counterclaims, offsets or defenses arising out of or with respect to the Obligations. Each Borrower hereby confirms its existing grant to the Administrative Agent, for its benefit and the benefit of the Lenders, of a lien on and security interest in the Collateral. Each Borrower hereby reaffirms that all liens and security interests at any time granted by it to the Administrative Agent, for its benefit and the benefit of the Lenders, continue in full force and effect and secure and shall continue to secure the Obligations. Nothing herein contained is intended to in any manner impair or limit the validity, priority and extent of the Administrative Agent’s existing security interest in and liens upon the Collateral. Any and all references to the Loan Agreement in each of the Loan Documents shall be deemed to refer to and include this Amendment.
Section 6.    Fees and Expenses. Each Borrower agrees to comply with Section 4.3.4 of the Loan Agreement, in connection with the evaluation, negotiation, preparation, execution and delivery of this Amendment. In addition to the foregoing, the Borrowers agree to pay to the Administrative Agent an amendment fee of $25,000 to be allocated to the Lenders in accordance with their Pro Rata Share of the Commitments.
Section 7.    Miscellaneous.
(a)    Each Borrower hereby agrees to take all such actions and to execute and/or deliver to the Administrative Agent all such documents, assignments, financing statements and other documents as the Administrative Agent may reasonably require from time to time, to effectuate and implement the purposes of this Amendment and the other Loan Documents.
(b)    This Amendment shall be binding on and shall inure to the benefit of the Borrowers, the Administrative Agent, the Lenders and their respective successors and (to the extent permitted under the Loan Agreement) assigns. No rights are intended to be created hereunder for the benefit of any third-party donee, creditor or incidental beneficiary.
(c)    Wherever possible, each provision of this Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.
(d)    The headings of any paragraph of this Amendment are for convenience only and shall not be used to interpret any provision hereof.
(e)    This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Execution and delivery by facsimile or other electronic transmission shall bind the undersigned. Receipt of an executed signature page to this Amendment by facsimile

7

or other electronic transmission shall constitute effective delivery thereof and shall be deemed an original signature hereunder.
(f)    No modification hereof or any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(g)    The terms and conditions of this Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois excluding conflict of laws statutes or common law principles that would result in the application of laws other than the internal laws of the State of Illinois.
(h)    EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE LENDERS, BY THE EXECUTION OR ACCEPTANCE OF THIS AMENDMENT, WAIVES ITS AND THEIR RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AMENDMENT, ANY OF THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL.
[SIGNATURE PAGES FOLLOW]

8

(Signature Page to Twelfth Amendment to
Second Amended and Restated Loan and Security Agreement)

IN WITNESS WHEREOF, the parties hereto have duly executed this Twelfth Amendment to Second Amended and Restated Loan and Security Agreement as of the date first above written.

US BORROWERS:	WESTMORELAND COAL COMPANY, a Delaware corporation By: /s/ Jennifer S. Grafton Jennifer S. Grafton Chief Administrative Officer & Secretary
WESTMORELAND ENERGY LLC, a Delaware limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND – NORTH CAROLINA POWER, L.L.C., a Virginia limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WEI-ROANOKE VALLEY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND – ROANOKE VALLEY, L.P., a Delaware limited partnership By: WEI-Roanoke Valley, Inc., its general partner By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

(Signature Page to Twelfth Amendment to
Second Amended and Restated Loan and Security Agreement)

US BORROWERS:
WESTMORELAND PARTNERS, a Virginia general partnership
By: Westmoreland-Roanoke Valley, L.P., its general partner
   By: WEI-Roanoke Valley, Inc.,
its general partner
   By: /s/ Samuel N. Hagreen
              Samuel N. Hagreen
              Secretary
By: Westmoreland-North Carolina Power, L.L.C., its general partner
By: /s/ Samuel N. Hagreen
        Samuel N. Hagreen
        Secretary

WESTMORELAND RESOURCES, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND COAL SALES COMPANY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WRI PARTNERS, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
US BORROWERS:	WCC LAND HOLDING COMPANY, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

(Signature Page to Twelfth Amendment to
Second Amended and Restated Loan and Security Agreement)

WESTMORELAND CANADA LLC, a Delaware limited liability company By: /s/ Jennifer S. Grafton Jennifer S. Grafton Vice President and Secretary
WESTMORELAND ENERGY SERVICES, INC., a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTMORELAND MINING LLC, a Delaware limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
WESTERN ENERGY COMPANY, a Montana corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
TEXAS WESTMORELAND COAL CO., a Montana corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
US BORROWERS:	WESTMORELAND SAVAGE CORPORATION, a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
DAKOTA WESTMORELAND CORPORATION, a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary

(Signature Page to Twelfth Amendment to
Second Amended and Restated Loan and Security Agreement)

BUCKINGHAM COAL COMPANY, LLC, an Ohio limited liability company By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
HAYSTACK COAL COMPANY, a Delaware corporation By: /s/ Samuel N. Hagreen Samuel N. Hagreen Secretary
CANADIAN BORROWERS:
WESTMORELAND CANADIAN INVESTMENTS, L.P., a limited partnership organized and existing under the laws of the Province of Quebec
By: Westmoreland Canada LLC,
its general partner
   By:  /s/ Jennifer S. Grafton
        Jennifer S. Grafton
        Vice President and Secretary

CANADIAN BORROWERS:	WESTMORELAND CANADA HOLDINGS, INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Assistant Secretary
WESTMORELAND PRAIRIE RESOURCES INC., a corporation organized and existing under the laws of the Province of Alberta By: /s/ Jennifer S. Grafton Jennifer S. Grafton Assistant Secretary

(Signature Page to Twelfth Amendment to
Second Amended and Restated Loan and Security Agreement)

WCC BV:
WCC HOLDING B.V., a B.V. organized and existing under the laws of the Netherlands
By:  /s/ Jennifer S. Grafton
   Jennifer S. Grafton
   Managing Director A
By:  /s/ Clemens Conelis van den Broek
   Clemens Cornelis van den Broek
   Managing Director B

(Signature Page to Twelfth Amendment to
Second Amended and Restated Loan and Security Agreement)

ADMINISTRATIVE AGENT AND A LENDER:	CIBC BANK USA By: /s/ Douglas Colletti Douglas Colletti Managing Director

(Signature Page to Twelfth Amendment to
Second Amended and Restated Loan and Security Agreement)

LENDER:	EAST WEST BANK By: /s/ John E. Kolb John E. Kolb Vice President